Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2013

HAMILTON, BERMUDA, February 4, 2014 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $48.6 million and diluted earnings per common share of $1.71 for the quarter ended December 31, 2013 and net income of $223.3 million and diluted earnings per common share of $7.35 for the year ended December 31, 2013.

The results for the quarter include net premiums earned of $148.3 million, net favorable development of $33.3 million and net investment income of $17.9 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Platinum performed very well in 2013.  We produced strong earnings per share reflecting favorable reserve releases, realized capital gains, and lower than expected catastrophe losses.  Our annual return on equity was 12.9% and our book value per common share grew to $62.07 as of December 31, 2013, an increase of 7.2% for the full year.”

Mr. Price added, “During 2013 we returned significant capital to shareholders while remaining strongly capitalized and poised to respond to market opportunities.  Although we expect 2014 will be challenging for both underwriting and investing, we will continue participating selectively in a variety of reinsurance and asset classes while prudently managing capital for the benefit of shareholders.”

Results for the quarter ended December 31, 2013 are summarized as follows:

•	Net income was $48.6 million and diluted earnings per common share were $1.71.

•	Gross premiums written were $149.7 million and net premiums written were $148.1 million.

•	Net premiums earned were $148.3 million.

•	Combined ratio was 63.5%.

•	Net investment income was $17.9 million.

•	Net realized losses on investments were $0.8 million.

Results for the quarter ended December 31, 2013 as compared with the quarter ended December 31, 2012 are summarized as follows:

•	Net income was $48.6 million compared with net income of $121.5 million.

•	Gross premiums written increased $11.5 million (or 8.4%) and net premiums written increased $14.2 million (or 10.6%).

•	Net premiums earned increased $3.6 million (or 2.5%).

•	Combined ratio increased 38.1 percentage points.

•	Net investment income decreased $4.1 million (or 18.6%).

•	Net realized losses on investments were $0.8 million compared with net realized gains on investments of $18.5 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2013 were $53.6 million, $75.1 million and $19.4 million, respectively, representing 36.2%, 50.7% and 13.1%, respectively, of total net premiums written. Combined ratios for these segments were 32.3%, 82.2% and 83.7%, respectively. Compared with the quarter ended December 31, 2012, net premiums written decreased $7.9 million (or 12.8%) in the Property and Marine segment and increased $7.4 million (or 11.0%) and $14.6 million (or 307.1%) in the Casualty and Finite Risk segments, respectively.

Results for the year ended December 31, 2013 are summarized as follows:

•	Net income was $223.3 million and diluted earnings per common share were $7.35.

•	Gross premiums written were $579.8 million and net premiums written were $567.1 million.

•	Net premiums earned were $553.4 million.

•	Combined ratio was 62.7%.

•	Net investment income was $72.0 million.

•	Net realized gains on investments were $23.9 million.

Results for the year ended December 31, 2013 as compared with the year ended December 31, 2012 are summarized as follows:

•	Net income was $223.3 million compared with net income of $327.2 million.

•	Gross premiums written increased $10.0 million (or 1.8%) and net premiums written increased $2.1 million (or 0.4%).

•	Net premiums earned decreased $13.1 million (or 2.3%).

•	Combined ratio increased 0.2 percentage points.

•	Net investment income decreased $27.9 million (or 27.9%).

•	Net realized gains on investments decreased $64.8 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2013 were $229.5 million, $295.7 million and $41.9 million, respectively, representing 40.5%, 52.1% and 7.4%, respectively, of total net premiums written.  Combined ratios for these segments were 46.7%, 70.8% and 96.5%, respectively.  Compared with the year ended December 31, 2012, net premiums written decreased $26.7 million (or 10.4%) in the Property and Marine segment and increased $8.6 million (or 3.0%) and $20.2 million (or 93.2%) in the Casualty and Finite Risk segments, respectively.

Total assets were $3.9 billion as of December 31, 2013, a decrease of $409.4 million (or 9.4%) from December 31, 2012.  Investments and cash and cash equivalents were $3.5 billion as of December 31, 2013, a decrease of $455.3 million (or 11.5%) from December 31, 2012.

Net unrealized gains on available-for-sale investments, net of deferred taxes, were $48.1 million as of December 31, 2013, a decrease of $9.3 million from September 30, 2013 and a decrease of $89.6 million from December 31, 2012.

During the quarter ended December 31, 2013, the Company repurchased 8,923 common shares for $0.5 million at a weighted average cost, including commissions, of $59.27 per share.  During the year ended December 31, 2013, the Company repurchased 5,360,266 common shares for $303.3 million at a weighted average cost, including commissions, of $56.58 per share.

Shareholders’ equity was $1.7 billion as of December 31, 2013, an increase of $47.8 million (or 2.8%) from September 30, 2013 and a decrease of $147.8 million (or 7.8%) as of December 31, 2012.  Book value per common share was $62.07 as of December 31, 2013 based on 28.1 million common shares outstanding, an increase of $1.20 per share (or 2.0%) from $60.87 per share as of September 30, 2013 based on 27.9 million common shares outstanding and an increase of $4.17 per share (or 7.2%) from $57.90 per share as of December 31, 2012 based on 32.7 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, February 5, 2014 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-244-2488 (US and Canadian callers) or 913-905-3226 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 9188115.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, February 5, 2014 until 11:00 a.m. Eastern time on Wednesday, February 12, 2014.  To access the replay by telephone, dial 888-203-1112 (US and Canadian callers) or 719-457-0820 (international callers) and specify passcode 9188115. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP).  Such measures, including return on equity, underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP.  Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2012.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2013 and 2012
($ and amounts in thousands, except per share data)

	(unaudited)
	December 31,	December 31,
	2013	2012
Assets
Investments:
Fixed maturity securities	$1,961,265	$2,054,498
Short-term investments	66,679	172,801
Cash and cash equivalents	1,464,418	1,720,395
Accrued investment income	20,026	21,299
Reinsurance premiums receivable	138,454	128,517
Reinsurance balances (prepaid and recoverable)	2,089	6,560
Funds held by ceding companies	119,241	114,090
Deferred acquisition costs	31,103	28,112
Reinsurance deposit assets	79,303	50,693
Other assets	41,307	36,338
Total assets	$3,923,885	$4,333,303

Liabilities
Unpaid losses and loss adjustment expenses	$1,671,365	$1,961,282
Unearned premiums	126,300	113,960
Debt obligations	250,000	250,000
Commissions payable	78,791	64,849
Other liabilities	50,722	48,678
Total liabilities	$2,177,178	$2,438,769

Shareholders' Equity
Common shares	$281	$327
Additional paid-in capital	10,711	209,897
Accumulated other comprehensive income	48,084	137,690
Retained earnings	1,687,631	1,546,620
Total shareholders' equity	$1,746,707	$1,894,534

Total liabilities and shareholders' equity	$3,923,885	$4,333,303

Book value per common share (1)	$62.07	$57.90

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 28,143 and 32,722 at December 31, 2013 and December 31, 2012, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Twelve Months Ended December 31, 2013 and 2012
($ and amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue
Net premiums earned	$148,267	$144,621	$553,413	$566,496
Net investment income	17,936	22,031	72,046	99,947
Net realized gains (losses) on investments	(778)	18,455	23,920	88,754
Net impairment losses on investments	(31)	(149)	(2,033)	(3,031)
Other income (expense)	974	527	3,477	(239)
Total revenue	166,368	185,485	650,823	751,927

Expenses
Net losses and loss adjustment expenses	46,639	(7,770)	167,446	183,660
Net acquisition expenses	32,560	28,412	123,767	115,437
Operating expenses	23,019	23,808	82,714	80,453
Net foreign currency exchange losses (gains)	358	292	(234)	1,055
Interest expense	4,784	4,777	19,125	19,098
Total expenses	107,360	49,519	392,818	399,703
Income before income taxes	59,008	135,966	258,005	352,224
Income tax expense	10,385	14,421	34,727	24,996
Net income	$48,623	$121,545	$223,278	$327,228

Earnings Per Common Share
Weighted average common shares outstanding	28,097	32,674	29,909	33,714
Basic earnings per common share	$1.73	$3.71	$7.46	$9.67

Adjusted weighted average common shares outstanding	28,492	33,048	30,334	33,981
Diluted earnings per common share	$1.71	$3.67	$7.35	$9.60

Comprehensive income
Net income	$48,623	$121,545	$223,278	$327,228
Other comprehensive income (loss), net of deferred taxes	(9,306)	(12,697)	(89,606)	(8,945)
Comprehensive income	$39,317	$108,848	$133,672	$318,283

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended December 31, 2013 and 2012
($ in thousands)

	Three Months Ended December 31, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$53,561	$75,121	$19,406	$148,088
Net premiums earned	56,199	78,921	13,147	148,267
Net losses and loss adjustment expenses	(1,005)	40,645	6,999	46,639
Net acquisition expenses	10,718	18,264	3,578	32,560
Other underwriting expenses	8,405	6,029	437	14,871
Segment underwriting income (loss)*	$38,081	$13,983	$2,133	54,197

Net investment income				17,936
Net realized gains (losses) on investments				(778)
Net impairment losses on investments				(31)
Other income (expense)				974
Corporate expenses not allocated to segments				(8,148)
Net foreign currency exchange (losses) gains				(358)
Interest expense				(4,784)
Income before income taxes				$59,008

Underwriting ratios:*
Net loss and loss adjustment expense	(1.8%)	51.5%	53.2%	31.5%
Net acquisition expense	19.1%	23.1%	27.2%	22.0%
Other underwriting expense	15.0%	7.6%	3.3%	10.0%
Combined	32.3%	82.2%	83.7%	63.5%

	Three Months Ended December 31, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$61,458	$67,676	$4,767	$133,901
Net premiums earned	67,538	72,284	4,799	144,621
Net losses and loss adjustment expenses	47,200	(57,482)	2,512	(7,770)
Net acquisition expenses	9,308	16,415	2,689	28,412
Other underwriting expenses	9,190	6,614	358	16,162
Segment underwriting income (loss)*	$1,840	$106,737	$(760)	107,817

Net investment income				22,031
Net realized gains (losses) on investments				18,455
Net impairment losses on investments				(149)
Other income (expense)				527
Corporate expenses not allocated to segments				(7,646)
Net foreign currency exchange (losses) gains				(292)
Interest expense				(4,777)
Income before income taxes				$135,966

Underwriting ratios:*
Net loss and loss adjustment expense	69.9%	(79.5%)	52.3%	(5.4%)
Net acquisition expense	13.8%	22.7%	56.0%	19.6%
Other underwriting expense	13.6%	9.2%	7.5%	11.2%
Combined	97.3%	(47.6%)	115.8%	25.4%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Twelve Months Ended December 31, 2013 and 2012
($ in thousands)

	Twelve Months Ended December 31, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$229,507	$295,668	$41,946	$567,121
Net premiums earned	222,010	297,888	33,515	553,413
Net losses and loss adjustment expenses	34,421	115,888	17,137	167,446
Net acquisition expenses	38,342	71,648	13,777	123,767
Other underwriting expenses	30,898	23,149	1,439	55,486
Segment underwriting income (loss)*	$118,349	$87,203	$1,162	206,714

Net investment income				72,046
Net realized gains on investments				23,920
Net impairment losses on investments				(2,033)
Other income (expense)				3,477
Corporate expenses not allocated to segments				(27,228)
Net foreign currency exchange (losses) gains				234
Interest expense				(19,125)
Income before income taxes				$258,005

Underwriting ratios:*
Net loss and loss adjustment expense	15.5%	38.9%	51.1%	30.3%
Net acquisition expense	17.3%	24.1%	41.1%	22.4%
Other underwriting expense	13.9%	7.8%	4.3%	10.0%
Combined	46.7%	70.8%	96.5%	62.7%

	Twelve Months Ended December 31, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$256,182	$287,112	$21,706	$565,000
Net premiums earned	253,604	294,122	18,770	566,496
Net losses and loss adjustment expenses	132,580	43,763	7,317	183,660
Net acquisition expenses	34,342	68,987	12,108	115,437
Other underwriting expenses	31,140	22,937	1,105	55,182
Segment underwriting income (loss)*	$55,542	$158,435	$(1,760)	212,217

Net investment income				99,947
Net realized gains on investments				88,754
Net impairment losses on investments				(3,031)
Other income (expense)				(239)
Corporate expenses not allocated to segments				(25,271)
Net foreign currency exchange (losses) gains				(1,055)
Interest expense				(19,098)
Income before income taxes				$352,224

Underwriting ratios:*
Net loss and loss adjustment expense	52.3%	14.9%	39.0%	32.4%
Net acquisition expense	13.5%	23.5%	64.5%	20.4%
Other underwriting expense	12.3%	7.8%	5.9%	9.7%
Combined	78.1%	46.2%	109.4%	62.5%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Return on Equity (Unaudited)
For the Twelve Months Ended December 31, 2013 and 2012
($ in thousands)

	2013	2012
Net income	$223,278	$327,228

Shareholders' equity, beginning of the year	1,894,534	1,690,859
Weighted average adjustments for material capital transactions:
Share repurchases	(181,685)	(68,818)
Other	12,521	1,551
Adjusted shareholders' equity, beginning of the year	$1,725,370	$1,623,592

Return on equity	12.9%	20.2%

Return on equity is a non-GAAP measure as defined by Regulation G. Return on equity is calculated by dividing net income available to common shareholders by the beginning shareholders’ equity for the year, adjusted for material capital transactions during the year.

Contact:	Kenneth A. Kurtzman
(203) 252-5833